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                                                                   Exhibit 5.1





                                                                March 29, 2000


MetLife, Inc.
One Madison Ave.
New York, NY 10010-3690


                                  MetLife, Inc.
                             MetLife Capital Trust I
                       Registration Statement on Form S-1
                       ----------------------------------

Dear Sirs or Madams:




         We have acted as special counsel to MetLife, Inc., a Delaware corporation (the "Company"), and MetLife Capital Trust I, a Delaware business trust (the "Trust", and together with the Company, the "Registrants"), in connection with a Registration Statement on Form S-1 (File No. 333-32074) (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the issuance of (i) the debentures due 2005 of the Company (the "Debentures"), (ii) contracts ("Purchase Contracts") to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company, (iii) capital securities ("Capital Securities") of the Trust, (iv)

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equity security units ("Units") of the Company and the Trust which represent ownership of the Purchase Contracts and the Capital Securities (which initially secure the holders= obligations under the Purchase Contracts), (v) Common Stock (to be issued and sold pursuant to the Purchase Contracts) and (vi) the guarantee (the "Guarantee") of the Company of the Capital Securities.

         In furnishing this opinion, we have participated in the preparation and filing with the Commission under the Act of the Registration Statement and all amendments thereto. In addition, we have relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

         2. When (i) the issuance, execution and delivery of (a) an indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), (b) a first supplemental indenture (the "First Supplemental Indenture") to the Indenture between the Company and the Trustee and (c) the Debentures have been duly authorized by all necessary corporate action of the Company and (ii) the Indenture and the First Supplemental Indenture have been duly executed and delivered by the Company and the Trustee and the Debentures have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the Indenture and the First Supplemental Indenture, assuming the terms of the Debentures are in compliance with then applicable law, the Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

         3. When (i) the issuance, execution and delivery by the Company of the Purchase Contracts and Units shall have been duly authorized by all necessary corporate action of the Company, (ii) the agreements relating thereto shall have been duly

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executed and delivered by the parties thereto, (iii) the Purchase Contracts and
Units shall have been duly executed and delivered by the Company and any other necessary signatories thereto and sold as contemplated by the Registration Statement and the prospectus contained therein against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Purchase Contracts and Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).


         4. When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement and the prospectus contained therein against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, and if issued pursuant to the Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         5. When (i) the execution and delivery of the Capital Securities Guarantee Agreement (the "Guarantee Agreement") between the Company and The Bank of New York, as guarantee trustee (the "Guarantee Trustee"), shall have been duly authorized by all necessary corporate action of the Company, (ii) such Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, (iii) the Capital Securities to which such Guarantee Agreement relates have been duly issued and sold and the purchase price therefor has been received by the Trust and (iv) the Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended, the Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         In rendering our opinion expressed above, no opinion is given with respect to the laws of any jurisdiction other than the laws of the State of New York, the Delaware


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General Corporation Law and the federal laws of the United States of America and to the extent that the above opinions involve Delaware law, such counsel has relied on the opinion of Richards, Layton & Finger, special counsel to the Trust, dated the date hereof (which has been filed as Exhibit 5.2 to the Registration Statement).


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,